UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                FORM 8-K/A
                              CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                       Date of Report April 14, 1997


                             FARMER BROS. CO.


California                        0-1325              95-0725980
State of Incorporation      Commission File Number    Federal ID Number

20333 S. Normandie Avenue, Torrance, California             90502
Registrant's Address                                         Zip

(310) 787-5200
Registrant's telephone number





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Item 4.  Changes in Registrant's Certifying Accountant

On March 28, 1997, Registrant dismissed Coopers & Lybrand L.L.P. as the Company's independent accountant to audit Registrant's financial statements. Ernst & Young LLP has been engaged as its new independent accountant to audit Registrant's financial statements for the fiscal year ending June 30, 1997.

The accountant's report on the financial statements for the fiscal years ended June 30, 1996 and 1995 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended by management and approved by the Board of Directors.

During the fiscal years ended June 30, 1996 and 1995, and for the period of fiscal 1997 from July 1, 1996 through the date of dismissal March 28, 1997, there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

There were no "reportable events" as that term is described in item 304(a)(1)(v.) of Regulation S-K.

During the fiscal years ended June 30, 1996 and 1995 and the subsequent period during fiscal 1997 from July 1, 1996 through the date of dismissal March 28, 1997, Registrant has not consulted Ernst & Young LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant's financial statements, and either a written report was provided to the Registrant or oral advice was provided that the new accountant concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

Registrant has provided Coopers & Lybrand L.L.P. with a copy of this Form 8-K/A and has requested that it furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant. A copy of the letter dated April 14, 1997 is filed as Exhibit 1 to this Form 8-K/A.

Item 7.  Financial Statements and Exhibits
 (a) Exhibits
       (1) Letter from Coopers & Lybrand L.L.P. pursuant to Item 304(a)(3) of Regulation S-K.








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                                SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 14, 1997              FARMER BROS. CO.
                                   (Registrant)



                                   John E. Simmons
                                   Treasurer and
                                   Chief Financial Officer